SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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April 21, 2004
Date of Report (Date of Earliest Event Reported)

C. R. BARD, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey		07974
(Address of Principal Executive Office)		(Zip Code)

(908) 277-8000
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events and Required FD Disclosure.

On April 21, 2004, the Board of Directors of C. R. Bard, Inc. (the "Company") declared a regular quarterly dividend of 23 cents per share on the common stock, $.25 par value, of the Company (the "Common Stock") and, in a separate action to take effect after the payment of the quarterly dividend, announced a two-for-one stock split to be effected in the form of a share dividend.

In connection with the Company's two-for-one stock split, the Board of Directors of the Company authorized the required adjustments to the share purchase rights (the "Rights") issued in connection with each outstanding share of Common Stock and which will be issued in connection with each share of Common Stock distributed pursuant to the share dividend. The purchase price payable in the event of the exercise of the Rights will be adjusted from $120.00 to $60.00 to prevent dilution resulting from the stock split. The redemption price of each Right will be adjusted from $0.05 per Right to $0.025 per Right.

Also in connection with the stock split, the Company's Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued from 300,000,000 to 600,000,000.

As a result of the stock split, the number of shares of Common Stock available for issuance under the following Registration Statements, which relate to the Company's equity-based compensation plans, will increase by one hundred percent: 333-86668, 333-59156, 333-55684, 333-78089, 333-51793, 333-69857, 333-30217, 333-07189, 33-63147, 33-35544, 33-64874 and 333-104683 and 333-05997.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By: /s/ Todd C. Schermerhorn_____

Name: Todd C. Schermerhorn

Title: Senior Vice President and

Chief Financial Officer

April 28, 2004

Exhibit 99.1

Contacts:

Investor Relations: Eric J. Shick

Vice President, Investor Relations

(908) 277-8413

Media Relations: Holly P. Glass

Vice President, Government and Public Affairs

(703) 754-2848

Bard Declares Quarterly Dividend and Announces Two-For-One Stock Split

MURRAY HILL, NJ -- (April 21, 2004) -- C. R. Bard, Inc. (NYSE-BCR) today announced that its Board of Directors has declared a regular quarterly dividend of 23 cents per share on Bard's common stock and, in a separate action to take effect after the payment of the quarterly dividend, announced a two-for-one stock split.

A regular quarterly dividend of 23 cents per share on Bard's common stock is payable on May 14, 2004 to shareholders of record on May 3, 2004. Bard's current indicated annual dividend rate is 92 cents per share or 46 cents per share after the stock split is effective.

The stock split will entitle all shareholders of record on May 17, 2004 to receive one additional share of Bard common stock for each share held on that date. The additional shares of common stock will be distributed to shareholders in the form of a stock dividend on May 28, 2004 by the company's transfer agent, EquiServe Trust Company, N.A.

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, N.J., is a leading multinational developer, manufacturer, and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology, and surgical specialty products.